Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-69165) pertaining to the Infospace.com, Inc. 1998 Employee Stock Purchase Plan and the Infospace.com, Inc. Restated 1996 Flexible Stock Incentive Plan,

Registration Statement (Form S-8 No. 333-81593) pertaining to the InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan,

Registration Statement (Form S-8 No. 333-42340) pertaining to the InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan and the 1998 Employee Stock Purchase Plan,

Registration Statement (Form S-8 No. 333-58420) pertaining to the InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan,

Registration Statement (Form S-8 No. 333-139284) pertaining to the InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan,

Registration Statement (Form S-8 No. 333-58422) pertaining to the InfoSpace, Inc. 2001 Nonstatutory Incentive Stock Option Plan and the InfoSpace, Inc. 1998 Employee Stock Purchase Plan, and

Registration Statement (Form S-8 No. 333-169691) pertaining to the InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan

of our reports dated March 7, 2012, with respect to the consolidated financial statements of Blucora, Inc. and the effectiveness of internal control over financial reporting of Blucora, Inc. included in this Annual Report (Form 10-K) of Blucora, Inc., for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

Seattle, Washington

March 7, 2013